UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2014

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On March 6, 2014, PHI, Inc. (“PHI”) entered into a purchase agreement (the “Purchase Agreement”) with respect to the sale of $500,000,000 aggregate principal amount of 5.25% Senior Notes due 2019 (the “2019 Notes”) to UBS Securities LLC (the “Initial Purchaser”) in accordance with a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the sale of the 2019 Notes is expected to occur on March 17, 2014 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

PHI’s domestic subsidiaries, International Helicopter Transport, Inc., PHI Tech Services, Inc., PHI Air Medical, L.L.C., Helicopter Management, L.L.C., Helicopter Leasing, L.L.C., Helex, L.L.C., Sky Leasing, L.L.C., Vertilease, L.L.C., Leasing Source, L.L.C. and MDHL, L.L.C. (collectively, the “Subsidiary Guarantors”), are each party to the Purchase Agreement as guarantors of the 2019 Notes.

The Purchase Agreement contains customary representations and warranties on the part of the parties. PHI has agreed to indemnify the Initial Purchaser against certain liabilities, including under the securities laws, or to contribute to payments that it may be required to make in respect of those liabilities.

We expect to receive net proceeds from the sale of the 2019 Notes of approximately $494 million (after deducting estimated offering fees and expenses).

The 2019 Notes are being offered by the Initial Purchaser only to qualified institutional buyers in accordance with Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The 2019 Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are so registered, the 2019 Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions.

In connection with the closing of the transactions contemplated by the Purchase Agreement, on the Closing Date PHI and the Initial Purchaser are expected to enter into a registration rights agreement, pursuant to which PHI will agree to offer to exchange the 2019 Notes for a new issue of substantially identical notes registered under the Securities Act.

Credit Facility Amendment

On March 5, 2014, PHI entered into a First Amendment (the “First Amendment”) to Second Amended and Restated Loan Agreement, dated September 18, 2013, by and among PHI, as borrower, PHI Air Medical, L.L.C., PHI Tech Services, Inc. and International Helicopter Transport, Inc., as subsidiary guarantors, and Whitney National Bank (“Whitney”), as lender (the “Loan Agreement”). The First Amendment permits PHI to (i) issue the 2019 Notes and (ii) repurchase all $300 million principal amount of its outstanding 8.625% Senior Notes due 2018 (the “2018 Notes”) pursuant to PHI’s Offer to Purchase and Consent Solicitation Statement dated March 3, 2014 (the “tender offer”) or, if any 2018 Notes remain outstanding following the tender offer, to redeem the then outstanding 2018 Notes. The First Amendment permits certain sale leaseback transactions and modifies the Loan Agreement’s funded debt component of the funded debt to net worth ratio to a net funded debt component in which certain short term investments of PHI are not included when calculating net debt. In addition, the First Amendment amends the Loan Agreement’s indebtedness and liens covenant to permit indebtedness and liens (i) contemplated in the Loan Agreement or otherwise permitted by Whitney in writing, (ii) in connection with credit card agreements with balances not in excess of $6,250,000, (iii) with respect to letters of credit not to exceed $25,000,000, (iv) in connection with the offering of the 2019 Notes and (v) as permitted under the indenture governing the 2019 Notes, so long such indebtedness is otherwise in compliance with the Loan Agreement.

Other

The foregoing descriptions of the Purchase Agreement and First Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as exhibits hereto, and are incorporated herein by reference.

In reviewing the agreements included as exhibits to this Current Report, please note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about PHI or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about PHI may be found elsewhere in PHI’s other public filings, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

For additional information about the transactions described herein, please see Exhibits 99.1 and 99.2 to this Current Report, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 8.01	Other Events

On March 6, 2014, PHI issued a press release announcing the pricing of its offering of $500 million of the 2019 Notes, a copy of which is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This report includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of PHI. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to the possibility that PHI’s existing noteholders will not be receptive to the pending tender offer on the terms described herein or at all; PHI’s failure to satisfy the conditions to the initial purchaser’s obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the transactions described in this report due to restrictions under the federal securities laws; changes in PHI’s credit ratings; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to consummate the transactions described in this report on the terms herein or at all; and other risks referenced from time to time in PHI’s filings with the Securities and Exchange Commission. There can be no assurances that the transactions described in this report will be consummated on the terms described herein or at all. You should be aware that new factors may emerge from time to time and it is not possible for PHI to identify all such factors, nor can PHI predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. PHI undertakes no obligation to update any of its forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: March 6, 2014	By:	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Second Amended and Restated Loan Agreement, dated March 5, 2014, by and among PHI, Inc., the subsidiary guarantors thereto and Whitney National Bank.

10.1	Purchase Agreement dated as of March 6, 2014 by and among PHI, Inc., the Subsidiary Guarantors party thereto and UBS Securities LLC.

99.1	Press release issued by PHI, Inc., dated March 3, 2014, announcing a tender offer and consent solicitation for all of its outstanding 8.625% Senior Notes due 2018 (incorporated herein by reference to Exhibit 99.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission as of March 4, 2014).

99.2	Press release issued by PHI, Inc., dated March 6, 2014, announcing the pricing of its offering of $500 million of Senior Notes due 2019.